UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2004

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5. OTHER EVENTS

Litigation Update

In June 2004, New Century Financial Corporation and New Century Mortgage Corporation, a wholly-owned subsidiary of New Century Financial, were named as defendants and served with a class action complaint filed by Joseph and Emma Warburton, as plaintiffs, in the United States District Court of New Jersey. The complaint alleges violations of the Real Estate Settlement Procedures Act, the Federal Truth in Lending Act and the New Jersey Consumer Fraud Act, and unjust enrichment. The complaint also alleges certain other violations against defendants unrelated to New Century Financial and New Century Mortgage, including Foxtons, Inc., Foxtons North America, Foxtons Realtor, Foxtons Financial, Inc. (collectively, “Foxtons”) and Worldwide Financial Resources, Inc. The plaintiffs allege, among other things, that Foxtons acting as their broker, charged fees and received a yield spread premium without disclosing the same to the plaintiffs until the time of closing. The class is defined as all persons in the state of New Jersey who have purchased, or sought to purchase, a home listed for sale by Foxtons and who have paid a prequalification application fee, or who have received and accepted an offer from Foxtons for a fixed interest rate mortgage loan that Foxtons failed to deliver as promised and who have suffered damages as a result.

In a separate action, in June 2004, New Century Mortgage was named as a defendant and served with a class action complaint filed by Kristi Lyn Randall, as plaintiff, in the Circuit Court of Cook County Illinois. The complaint alleges that New Century Mortgage violated Section 4.1a of the Illinois Interest Act by charging more than 3 points on loans with an interest rate of 8% per annum or higher. The complaint also alleges that New Century Mortgage and defendant Nations Title Agency of Illinois, Inc. violated state law by improperly charging certain fees and taxes. The class is defined as all persons who are residents of Illinois who obtained loans from New Century Mortgage (which loans are still outstanding or were paid off within two years prior to the filing of this action) at an interest rate of 8% per annum or higher and were charged more than 3 points on such loans.

Credit Facilities

On June 9, 2004, New Century Mortgage, NC Capital Corporation, a wholly-owned subsidiary of New Century Mortgage, and NC Residual II Corporation, a wholly-owned subsidiary of NC Capital, entered into Amendment No. 2 to the Second Amended and Restated Master Loan and Security Agreement with Morgan Stanley Bank and Morgan Stanley Mortgage Capital, Inc. The purpose of this amendment was to modify several sublimits for the period from June 9, 2004 to June 30, 2004, from $45 million to $125 million. This amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

On June 11, 2004, New Century Funding I, a wholly-owned subsidiary of New Century Mortgage, entered into Amendment No. 5 to Note Purchase Agreement (the “Note Purchase Agreement”) with UBS Real Estate Securities Inc. (f/k/a UBS Warburg Real Estate Securities Inc.). The purpose of this amendment was to extend the termination date of the Note Purchase Agreement from June 14, 2004 to June 21, 2004. This amendment is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

ITEM 7. EXHIBITS

(c) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to the Second Amended and Restated Master Loan and Security Agreement, dated June 9, 2004, among New Century Mortgage Corporation, NC Capital Corporation, NC Residual II Corporation, Morgan Stanley Bank and Morgan Stanley Mortgage Capital, Inc.

10.2	Amendment No. 5 to Note Purchase Agreement, dated as of June 11, 2004, between New Century Funding I and UBS Real Estate Securities Inc. (f/k/a UBS Warburg Real Estate Securities Inc.)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

June 17, 2004	By:	/s/ Robert K. Cole
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to the Second Amended and Restated Master Loan and Security Agreement, dated June 9, 2004, among New Century Mortgage Corporation, NC Capital Corporation, NC Residual II Corporation, Morgan Stanley Bank and Morgan Stanley Mortgage Capital, Inc.

10.2	Amendment No. 5 to Note Purchase Agreement, dated as of June 11, 2004, between New Century Funding I and UBS Real Estate Securities Inc. (f/k/a UBS Warburg Real Estate Securities Inc.)